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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-38869 and No. 33-63119) of our report dated March 24, 1995, relating to the financial statements of New Valley Corporation and its subsidiaries, which appears on page F-52 of the Brooke Group Ltd. Annual Report on Form 10-K for the year ended December 31, 1996.


Price Waterhouse LLP


Morristown, New Jersey
March 24, 1997